UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2016

Ryder System, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On June 29, 2016, Scott R. Allen, Vice President and Controller and principal accounting officer of Ryder System, Inc. (the “Company”) notified the Company that he is resigning from the Company effective July 29, 2016 to accept a position with another company.  Mr. Allen’s decision is not the result of any disagreement with the Company regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments.

Effective as of Mr. Allen’s resignation from the Company, Art A. Garcia, the Company’s Executive Vice President and Chief Financial Officer, will assume Mr. Allen's responsibilities as the interim Controller and principal accounting officer until a permanent replacement is appointed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

July 6, 2016	By:	/s/ Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary